Exhibit 10.50

FIRST AMENDMENT TO OPERATIONS LEASE AGREEMENT

THIS FIRST AMENDMENT TO OPERATIONS LEASE AGREEMENT (“Amendment”) is made and entered into as of September 24, 2024 (the “Effective Date”) between Sunset Amphitheater, LLC a Colorado limited liability company whose address is 1755 Telstar Drive, Suite 501, Colorado Springs, CO 80920, herein designated as the “Landlord,” and Notes Live Foundation, a Colorado non-profit corporation, whose address 1755 Telstar Drive, Suite 501, Colorado Springs, CO 80920, herein designated as the “Tenant.”

WHEREAS, Landlord and Tenant entered into that certain Operations Lease Agreement dated as of August 21, 2024 (the “Lease”);

WHEREAS, Landlord and Tenant desire to amend the Lease in accordance with the terms set forth herein below;

NOW, THEREFORE, for and in consideration of $10.00, in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree and covenant as follows:

1.	RECITALS; CAPITALIZED TERMS. The foregoing recitals are hereby incorporated into, and made a substantive part of, this Amendment. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

2.	Rental. Section 3 of the Lease is hereby deleted in its entirety, and the following provision is hereby substituted in lieu thereof:

“3. RENTAL. Tenant hereby assigns to Landlord as rent hereunder all “Additional Rent” and all “Facility Rent” otherwise due to Tenant under the terms of that certain Operations Sublease, dated August 21, 2024, between Tenant, as sublandlord, and Sunset Operations, LLC, as subtenant (as amended on the date hereof, the “Operations Sublease”), expressly excluding, however, the “Charitable Trust Contribution” payable to Tenant under the Operations Sublease, which sum shall be retained by Tenant and is subject to adjustment by agreement of Tenant and Sunset Operations, LLC. The terms “Additional Rent”, “Facility Rent”, and “Charitable Trust Contribution” shall have the meanings ascribed to such terms in the Operations Sublease.

The rent assigned to Landlord hereunder shall be paid by Sunset Operations, LLC directly to Landlord. Tenant shall have no responsibility for the collection of said rent by Landlord, nor shall Tenant have any liability to Landlord for any deficiency between the rent owed under the Operations Sublease and the sums actually received by Landlord.”

3.	Additional Rent. Section 4 of the Lease is hereby deleted in its entirety, and the following provision is hereby substituted in lieu thereof:

“4. ADDITIONAL RENT. Intentionally Deleted”

4.	Entire Agreement. Except as expressly amended hereby, the Lease remains unchanged and in full force and effect.

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IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, the day and year written herein below:

LANDLORD:		TENANT:

Sunset Amphitheater, LLC		Notes Live Foundation

By:	/s/ JW Roth	By:	/s/ JW Roth
Title:	Manager	Title:	President
Date:	9-24-24	Date:	9-24-24

Guarantor:

Sunset Operations, LLC

By:	/s/ JW Roth
Title:	Manager
Date:	9-24-24

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